Form C

Cover Page

Name of issuer:

The One Experience LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NM

Date of organization: 1/3/2015

Physical address of issuer:

8581 Santa Monica Blvd
Los Angeles CA 90069

Website of issuer:

http://www.onelovefest.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

4/19/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$154.91	$18,961.35
Cash & Cash Equivalents:	$22.93	$18,829.37
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	($16,530.00)	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$466,827.13	$177,455.33
Cost of Goods Sold:	$0.00	$2,445.26
Taxes Paid:	$0.00	$0.00
Net Income:	($2,276.44)	$18,957.36

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

The One Experience LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Omar Kaczmarczyk	Finance	The One Experience	2015
Kenneth Schwenker	CEO	One Experience LLC	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Robert C. Pullman	Site Producer	2016
Kenneth Schwenker	President	2015
Kenneth Schwenker	CFO	2015
Kenneth Schwenker	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kenneth Schwenker	Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Competition of other festivals close to the dates of the One Love festival. Right now the festival is positioned in the fall which is after Burning Man and not on the dates of Utopia.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

There is a risk of not being fully financed to have enough to get "name talent" to attract ticket sales

Possible death or drowning on the property at the festival. This has happened to other festivals as people do die due to a number of reasons. The festival is insured and has protected itself with a festival medical team on premises as well as an ALS unit at the event on standby

Weather could be a risk, but festival tickets are sold well in advance and the festival is a rain or shine event.

Risk of last minute natural disasters happening could lessen last minute ticket buyers. as well as possible shootings. The festival has full time security on check in at the gate as well as park security and ongoing private security,

Robert C. Pullman is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 20% towards Location deposit, 60% towards talent deposit, 13% towards operating expenses, 7% towards Wefunder intermediary fees

If we raise: **$107,000**

Use of Proceeds: 30% on talent, 25% on the festival build and operations, 10% on marketing, 5% on location lease, 8% overhead and staff, 15% repurchase inventory, 7% Wefunder Intermediary fees.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $2,000,000.00 valuation cap; 10.000% discount; 7% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $50,000.00

Valuation Cap: $2,000,000.00

Discount Rate: 90%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $25,000.00 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 7% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Early-Bird: Investors investing in the first $50,000.00, will receive a valuation cap of $1,800,000.00

Conversion and Repayment

(a) Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into *Membership Units* of the Company ("Membership Units") at a conversion price equal to the quotient resulting from dividing 2M
(or, if investing within the first $50,000.00, a 1.8M valuation cap)
by the number of outstanding Common Units immediately prior to the Change of Control (assuming conversion of all securities convertible into Common Units and exercise of all outstanding options and warrants, but excluding the equity securities of the Company issuable upon the conversion of the Notes or other indebtedness). A *"Change of Control"* means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the units of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property or (iv) the closing of the Company's first firm commitment underwritten initial public offering of Units pursuant to a registration statement filed under the Act; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Procedure for Conversion. In connection with any conversion of this Note into equity securities of the Company (the "Conversion Securities"), the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company. The Company shall not be required to issue or deliver the Conversion Securities until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into the Conversion Securities, in lieu of any fractional Conversion Securities to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts. To secure the Holder's obligations to execute and deliver the documentation required by this subsection, the Holder hereby appoints the Chief Executive Officer of the Company as the Holder's true and lawful attorney, with the power to act alone and with full power of substitution, to execute and deliver all such documentation required by this subsection if, and only if, the Holder fails to execute or deliver such documentation as required by this subsection. The power granted by the Holder pursuant to this subsection is coupled with an interest and is given to secure the performance of the Holder's duties under this Note, and is irrevocable and will survive the death, incompetency, disability, merger or reorganization of the Holder.

(c) Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.

Pro Rata Rights: *Private Sales for Major Investors.* Investors who invest at least $25,000.00 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the Notes.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a unitholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a unitholder of the Company for any purpose.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Units the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Units by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Designated **Lead Investor provided that all holders of the notice are given prompt written notice of such waivers and amendments.**

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is an LLC so no units have been authorized yet. If there is a conversion event common and preferred units will be authorized. Preferred Unitholders will receive non-voting units, with liquidation preferences. Common Unitholders will have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the

Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the= Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares.

As discussed in Question 13, when we engage in an offering of equity involving Units, Investors may receive a number of shares of Preferred Units calculated as either the conversion price equal to
the lesser of (i)
90% of the price paid per share for Equity Securities by the Investors in the Qualified Financing
or (ii) the price equal to the quotient of the valuation cap of $2,000,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's units as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.
In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Chris Mullinex
Issue date	10/18/18
Amount	$50,000.00
Outstanding principal plus interest	$55,000.00 as of 11/19/18
Interest rate	10.0% per annum
Maturity date	11/30/18
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The One Love Festival is recognized as one of the fastest growing and most anticipated conscious gatherings in the Southern California festival scene, combining the music, fashion and influencer trends of Coachella with the yoga and spirituality of BhaktiFest, and the innovation, art and spectacle of Burning Man. The One Love Music & Art Festival is a mission-driven gathering that brings the West Coast's conscious community together in Lake Perris, CA for a shared experience of oneness & love.

One Love Fest is already recognized by millions of people. After solidifying our stance as the premier music & art festival of Southern California, our goal is to expand further into international markets and produce One Love Fest events around the globe.

Milestones

The One Experience LLC was incorporated in the State of New Mexico in January 2015.

Since then, we have:

- 40+ million projected gross revenues potential within the next 5 years.
- 7,000+ past festival participants since inception, and each year the buzz is growing. This year we aim to hit 6,000 attendees alone, then aim for 10,000 the year after.
- 3.6+ million online views and impressions regionally, and nationwide in past 4 months.
- Owner of "ONE LOVE FEST" Trademark, granted by U.S.P.T.O. on November 5, 2013.
- 50% solar-powered festival in 2018, with a goal to be 100% solar-powered in 2019.
- 60 miles east of LA & north of San Diego major markets, Lake Perris, CA is the picturesque lakeside location of One Love Fest for the third year in a row.
- 350+ live musical & DJ performances over past 3 years, including Moby, Polish Ambassador, Mark Farina, Matisyahu, Trevor Hall, Desert Dwellers, Mike Love, Ayla Nereo, Dirtwire and many more.

Historical Results of Operations

Our company was organized in January 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 30, 2017, the Company had revenues of $466,827.13 compared to the year ended December 30, 2016, when the Company had revenues of $177,455.33. Our gross margin was 100.0% in fiscal year 2017, compared to 98.62% in 2016.
- *Assets.* As of December 30, 2017, the Company had total assets of $154.91, including $22.93 in cash. As of December 30, 2016, the Company had $18,961.35 in total assets, including $18,829.37 in cash.
- *Net Loss.* The Company has had net losses of $2,276.44 and net income of $18,957.36 for the fiscal years ended December 30, 2017 and December 30, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled -$16,530 for the fiscal year ended December 30, 2017 and $0 for the fiscal year ended December 30, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $50,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

The One Experience LLC cash in hand is $518.96, as of November 2018. Over the last three months, revenues have averaged $76,000/month, cost of goods sold has averaged $97,000/month, and operational expenses have averaged $76,000/month, for an average burn rate of $97,000 per month. Our intent is to be profitable in 10 months.

Seasonality affects our company, and the most expensive months are September and October, so our $97,000 burn rate at this time of year is far higher, than the rest of the year.

Over the next 3-6 months, we expect our expenses to increase in relation to the cost talent we hire. We will spend according to the amount of money we raise. In lieu of a successful Wefunder raise, we will rely on other sources of capital including sponsors, ticket sales and vending fees.

While we caanot guarantee it, we expect our revenues to increase in January and February as follows: $30-40,000 in vending fees, $20-30,000 in sponsorship as well as ticket sales, which are difficult to predict and are sold over a longer period of time. As soon we we announce the new festival dates and activate the ticket page we can begin incoming monies immediately with loyalty discount sales, leading into early bird sales and then incremental increases in ticket prices from then on until the date of the festival, which we are planning to be in October 2019.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Kenneth Schwenker, certify that:

(1) the financial statements of The One Experience LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of The One Experience LLC included in this Form reflects accurately the information reported on the tax return for The One Experience LLC filed for the fiscal year ended 2017.

Kenneth Schwenker
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.onelovefest.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- One Love Fest Convertible Note
- One Love Fest Early Bird

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Kenneth Schwenker
- Omar Kaczmarczyk
- Robert C. Pullman

Appendix E: Supporting Documents

- The_One_Operating_agreement.pdf



INVEST IN ONE LOVE FEST

maximum target met

$0

raised of $0 maximum target from 0 investors

Music, yoga, and art festival entering its third year based in Southern CA

The One Love Festival is recognized as one of the fastest growing and most anticipated conscious gatherings in the Southern California festival scene, combining the music, fashion and influencer trends of Coachella with the yoga and spirituality of BhaktiFest, and the innovation, art and spectacle of Burning Man. The One Love Music & Art Festival is a mission-driven gathering that brings the West Coast's conscious community together in Lake Perris, CA for a shared experience of oneness & love.



Kenneth Schwenker
Founder / Organizer
Schwenker produced over 30 feature films working with Steven Spielberg, Vince Vaughn, John Malkovich, Liam Hemsworth, Chris Pratt, Uma Thurman, many others. Founded Bhaktifest a successful yoga and kirtan festival exceeding its tenth year anniversary.

One Love Fest Promotional Video



$ 100 min

REMIND ME (0)

What you are investing in

Custom Convertible Note

~~$2M~~ **$1.8M** valuation cap

First $50K investors of this fundraise will invest in a convertible note with a $1.8M valuation cap.

7% interest
10% discount
$25K+ pro rata right threshold

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $1.8M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$250+
One Ticket to the 2019 One Love Fest

$500+
Two Tickets to the 2019 One Love Fest and two T-Shirts

$1,000+
Two VIP Tickets to the 2019

Why you may want to invest

1. 7,000+ past festival participants since inception, and each year the buzz is growing.
2. This year we aim to hit 6,000 attendees alone, then aim for 10,000 the year after.
3. 3.6+ million online views and impressions regionally, and nationwide in past 4 months.
4. Owner of "ONE LOVE FEST" Trademark, granted by U.S.P.T.O. on November 5, 2013.
5. 50% solar-powered festival in 2018, with a goal to be 100% solar-powered in 2019.
6. 60 miles east of LA & north of San Diego major markets, Lake Perris, CA is the picturesque lakeside location of One Love Fest for the third year in a row.
7. 350+ live musical & DJ performances over past 3 years, including Moby, Polish Ambassador, Mark Farina, Matisyahu, Trevor Hall, Desert Dwellers, Mike Love, Ayla Nereo, Dirtwire and many more.
8. CEO and Founder, Kenneth Schwenker, has produced 30+ feature films and is also the founder of Bhaktifest, a successful kirtan & yoga festival in its 10th year of operation in Southern California.

Our Ambition

After solidifying our stance as the premier conscious music & art festival of Southern California, our goal is to expand further into international markets and produce One Love Fest events around the globe.

One_Love_Deck.pdf

Goldstar Analytics for 2018 Festival

onelovefest.com

festival and two T-Shirts

$2,500+
Includes Two VIP tickets, T-Shirts and Deluxe Car Camping

$5,000+
Includes two VIP tickets, T-Shirts, Deluxe Car Camping, and Sunday Festival Founders Beach Brunch

$10,000+
Includes two VIP tickets, T-Shirts, Deluxe Car Camping, Sunday Festival Founders Beach Brunch, and Glamping tent for two with bed and linens.

$15,000+
Includes two VIP tickets, T-Shirts, Sunday Festival Founders Beach Brunch, Fully Stocked Standard RV for two with linens.

$25,000+
Includes four VIP tickets, T-Shirts, Sunday Festival Founders Beach Brunch, Fully Stocked Deluxe RV for two with linens.

$50,000+
Includes six VIP tickets, T-Shirts, Sunday Festival Founders Beach Brunch, and Luxury Motor-Coach for two with linens.

$100,000+
Lifetime Founders Circle including yearly Founders Circle Dinner, Specialty Stage Named by investor or company co branding, Includes Ten VIP tickets, T-Shirts, Sunday Festival Founders Beach Brunch, Luxury Motor-Coach for two with linens.

see less

Why I Like One Love Fest

> *I went to one love last year! It was amazing and changed my love for festivals forever. It is my all time favorite festival! I found unconditional love and unmeasurable amounts of joy there.*

Margaret
FESTIVAL PARTICIPANT

THE BUZZ ABOUT ONE LOVE FEST

I had an amazing experience and I've made long lasting friendships.

Loren

Festival Participant

It was fun and diverse with the people and activities. Bringing such vibes to a place like Perris is magical it truly does open people's eyes to the potential we all have and the community in everyone's neck of the woods

Brennan

Festival Participant

I have never experienced so many happy, loving people come together in one place and time in my whole life. It changed my life, renewed my spirit, and opened my eyes to how much love we all have inside, and how powerful it is when we come together to share that vibration of love. My experience at One Love was profoundly beyond words, and I will be forever grateful having been a part of its magic.

Whitney

Festival Participant

I love this festival- I went last year and it was my first time attending a festival like this. It changed my life and got time to step outside myself and connect with people authentically. I am a yoga teacher and a performer, and attending this festival shook up how I approach both those things as well as my relationships, friendships, and daily life. I am more open as a result, and I would love to help share this freeing experience with others

Maire-Rose

Festival Participant



8 Ways One Love Festival Spoiled Me | The Sights And Sounds

I thought this was going to be more desert oasis and less lavish nature resort. So I packed heavy boots and several facemasks for the dust that doesn't exist. Poor me. Instead, my bare feet wiggled through grains of sand and my moistened eyes awoke

October 28, 2017 @ thesightsandsounds.com



Divine Interactions at One Love Festival | Festival Squad

Photo by Curious Josh Conscious festivals change lives. This is the mantra that One Love Festival has imprinted in my mind. At first look, this modest festival seemed "barebones"- but after such a fast-paced and sensory-overloading festival season, it

October 28, 2017 @ festivalsquad.com



News bits: Lodge Room, Silversun Pickups, Moaning, Kan Wakan, the Gaslamp Killer, Moby

► Moby, Polish Ambassador, Kerli and more will play the One Love Festival, a three-day electronic music/lifestyle festival Oct. 20-22 at Lake Perris, the latest in a group of "conscious"/"transformative" weekend events. Yoga, healing, workshops,

October 17, 2017 @ buzzbands.la


ONE LOVE

One Love Festival 2017 || Event Preview

Are you ready for some unreal vibes at One Love Festival? Hosted at Lake Perris, California, One Love Festival has set off on its mission to bring more than just music to those in attendance. Brought to you by Grateful Generation LcL and ABunDance,

October 17, 2017 @ edmidentity.com


ONE LOVE

Experience Transformation: One Love Festival with Moby, Mark Farina, CloZee, The Polish Ambassador & More!

One Love Fest is upon us... and I couldn't be more excited! This event is a transformational festival based in scenic Lake Perris (just 60 minutes outside Los Angeles). The diverse lineup looks incredible, featuring live and electronic musicians

October 16, 2017 @ buzznet.com



One Love Music & Art Festival 2017 Is Coming

Come, relax, and enjoy a vacation on a waterfront property away from negativity. Connect with like-minded humans that want to share their love of food, yoga, art, music and nature. One Love is a community sourced culture festival that gives the

October 13, 2017 @ daily-beat.com

The One Love Fest Experience











Festival Highlights To Date



7,000	350+	Moby	Dirtwire
Festival attendees since inception	Total live performers	2017 headliner	2018 headliner

5

Stages

2019 Festival Plans


ONE LOVE ART & MUSIC 2019 FESTIVAL PLANS
• 3 – 6K Mindful attendees
• 5 Stages
• 70 Food & merch vendors
• 150 Volunteers
• 20 Yoga & movement teachers
• 25 Inspirational speakers
• 25 Workshops
• 10 Art installations
• 10 Theme camps
• 10 Ceremonies
• 3 Days at beautiful Lake Perris
• 3 Pre-parties in LA, SF, & San Diego

Statistics & Market Reach


ONE LOVE MARKETING REACH
154K ENGAGED AUDIENCE
205K INTERACTIONS
3.8M IMPRESSIONS
3.6M REACH
*2018 event analytics from Goldstar
MOBY 2,812,115 216,000
POLISH AMBASSADOR 107.815 28,500
KERLI 591,470 72,000
DELHI 2 DUBLIN 30,027 4,179
MARK FARINA 81,731 18,800
DESERT DWELLERS 83,556 12,500
AYLA NEREO 17,845 10,100
CLOZEE 38,600 8,925
SAMUEL J 26,529 6,285
HEARTWURKZ 983 8,182
GRATEFUL GENERATION 10,369 2,332
One Love Fest
onelovefestnow

Founder



Kenneth Schwenker

Founder / Organizer

Schwenker produced over 30 feature films working with Steven Spielberg, Vince Vaughn, John Malkovich, Liam Hemsworth, Chris Pratt, Uma Thurman, many others. Founded Bhaktifest a successful yoga and kirtan festival exceeding its tenth year anniversary.

AND THE REST OF THE TEAM



Robert C Pullman

Site Producer (part-time)



Art Cruz

Operations Manager (part-time)



Haelyn Lee

Graphic Assets and Design (part-time)



Omar Kaczmarczyk

Chief Wisdom Officer (part-time)



Jo Jo Fine

Volunteer Coordinator (part-time)

Interview

Wefunder interviewed Kenneth Schwenker on November 12, 2018.

– COLLAPSE ALL

WF: What is the One Love Fest?

SCHWENKER: The One Love Fest is a three-day music, yoga, and arts festival held in Southern California in the fall.

The main focus is the music, just bringing together the one love vibe of the music. We have a lot of live music and electronic music. The electronic music we have is all house music. It's upbeat with a lot of different styles.

WF: What are some of the artists you've had?

SCHWENKER: Moby was our headliner last year. This year, we had Mark Farina, David Starfire, Imagika, Dirtwire, so many. It was an incredible festival, and it was really cool to be able to really pop it out, especially since I didn't have much lead time. I had investors come in very late in the game, so I was pretty late announcing the festival. But I held the spot. I held the brand and people loved it.

WF: What makes this festival different?

SCHWENKER: I incorporated a lot of spirituality, or if you prefer, high vibrations, in the One Love Fest. It's a fun festival with yogis and upbeat music.

Also, I think our location's a big deal – we're by Lake Perris, CA, about 60 miles from Los Angeles. We get a lot of positive feedback about that. I've been to a lot of the other festivals, and quite frankly, nothing compares to this location. The other locations are dusty and dirty, and you walk forever. When I scouted this location last year, no one had done a festival there in 20 years. And last year, like ten festivals wanted in. The park gave me first choice, first location, first date.

The thing about this location is it's a lake. You can swim in it. It's still hot in October and November. It has a huge beach, and it has a huge grass area, which is where I set my main stages up. Then, it goes right into this gigantic camping ground, which is a real camping ground that has showers and toilets. It's surrounded by mountains, so no sound escapes.

I have some electronic music going down at the beach and a little Boogaloo Stage until four or five in the morning. And I can have another stage going. It's just a really super cool vibe that has no time ordinance. And that is highly, highly unusual and very hard to find in Southern California.

Our workshops are usually pretty full also. From yoga to sound baths. We had lightsaber training this time. We have very unique programming that people really seem to enjoy.

Also, something I introduced this year that's becoming really unusual for Southern California is bringing these Burning Man Art Cars in. We had Foeman Car, we had the Boogaloo, we had Torch, which is a dragon. My main stage was an art car converted to a main stage. So, after this year's festival, a lot of people asked me if they could bring their art cars. I'm attracting a very cool, unique audience. This year I actually could have had the Mayan Warrior, which is a million-dollar art car that has lasers. They didn't come because they broke down after the burn. I can invite them back. So that's another thing that makes this a very unique festival that no one in Southern California is doing.

I think the most unique thing about the festival is the vibration or the experience you have there. People are just open. They're heart-based. People tend to have a lot of fun and be very expressive.

So many people have said this is the best festival they've ever been to and that it's changed their life. It always blows me away that there is such a high vibration. I'm even shocked.

Everyone who volunteered this year filled out a form. The people who had volunteered before were asked why they returned. The responses make me want to cry because I'm so happy. People said they had some of the best moments of their lives at the festival. Just an amazing vibe happens.

WF: What do you understand about your business that others don't get? ^

SCHWENKER: The One Love Fest has a life of its own. Every day, we receive feedback from past attendees telling us how much it changed their lives, that it was the best experience that they have ever had. Example: "First, let me say that One Love (this year and last) were the most transformative festivals I have been to, of the 21 festivals I have been to in the last 4.5 years, including Burning Man two years ago."-Jimmy.

WF: How do you market that? ^

SCHWENKER: If you look at our website, we just show as much fun as possible. You see the lake and the grass and the music and the crowds. Ultimately, it's going to sell through people being there and word of mouth.

WF: How do you acquire customers? ^

SCHWENKER: One Love has a coordinated promotional effort to reach customers both online, and in person. We have a base of thousands of past festival participants, and each year have been growing and reaching new customers as well. We strategically market and advertise across various web and social media platforms, and directly market e-mail blasts to our customer lists & newsletter subscribers, which every day has new sign-ups (i.e. potential customers). Our promotional street team fliers hundreds of public locations and other festivals/events in the months leading up to our event, to capitalize on our target market and gain new festival attendees as well. Also, we have organically gained participants from word-of-mouth referrals of past attendees who have shared their passion for One Love Fest with their friends and relatives!

WF: What is your background? ^

SCHWENKER: I'm a movie producer. I've made 30 feature films. I'm also the founder of Bhakti Fest, which is a world famous yoga festival.

WF: How has the One Love Fest evolved? ^

SCHWENKER: I started with some festivals in multiple locations, but last year is what I consider the first official year for the One Love Fest. It's the first time that I had a location that was solid, where people can camp, and it really came together. So, we call last year the first year, and the one we just had was the second year.

WF: Can you give me a sense of attendance at the festival? ^

SCHWENKER: In 2017, we had like 3,500 people. Because I was so late in the game this year, it was just around 2,000 people. I fully think that with proper funding and going after talent like Imagine Dragons or Pink or Deaths, we could draw really large crowds. I think we will be doing three to five thousand this coming year and then growing after that.

WF: How much revenue are you making per person in the festival? ^

SCHWENKER: The first year it started at $99. But this year, between upsells and car camping and deluxe car camping, I was figuring the average person probably paid about $135 or $150 a ticket. Most people upsold and bought the car camping and stuff. Next year I'll definitely be upselling VIP and other packages.

WF: What will you do with the money you raise?

SCHWENKER: The main priority is to get a really good headliner. That's a proven business model. We want to get some really good talent this coming year for the 2019 festival. I want to get the perfect people in. As soon as I lock that, I'll have six to nine months to promote.

But there's also an organic thing that happens with this festival, which also happened with Lightning in a Bottle, Lucidity, and Burning Man. Just a natural phenomenon starts happening where people love the festival and it gets out by word of mouth. I feel that what I have growing here is a word-of-mouth situation. The whole Burning Man tribe is becoming very active in this event. The combination of that and getting a great headliner is what will take this forward. I'm hitting it on all fronts. I'm not just going to rely on one thing.

WF: How does the process of getting those headliners work?

SCHWENKER: Programming this festival is no different than casting a movie. If you want Tom Cruise for a lead, you make him an offer. He accepts it or not, depending on the tale. So, the same thing goes for programming this. I know all the music agents of all the big agencies. Whether it's CAA, Paradigm, UTA, they all know me. I have a reputable background. I'm the festival representative and everybody knows it.

So first, it's finding out what their quote is and making an offer. Like if you want Katy Perry, what does she go for? Maybe she's a million bucks. You make a million-dollar offer and see if she accepts or not. But then there's the thing where people are into the One Love vibration. When I went to Moby two years ago, I made him an offer for half his asking price and he accepted the offer without question. He just accepted the offer and he did it. The agent said, "Well, wow. You're really blessed." This is a month after we closed the deal. He said, "Moby blessed your festival. He doesn't play festivals anymore. He really wanted to do your festival."

So really, it's going to be a combination. I always think that the universe has its divine hand in this festival and how it's programmed. I work and make offers and then see who accepts and for what money. Or who shows up. I got Dirtwire at the last minute this year, and they were phenomenal.

WF: What's the proper timeline for headliners?

SCHWENKER: I want to be making offers to talent in early December. I want to get someone locked between now and New Year's. If I could be announcing my headliner sometime in January, that would be fantastic. That's my goal. I just need to get the headliner, and the rest I could fill out in my sleep. I get so many submissions from musicians every day, saying they want to play at the festival. And pretty good names, too.

WF: Who is your customer base?

SCHWENKER: It could be anybody who goes to music festivals. I have a lot of yogis, a lot of hippies, and a lot of burners are starting to show up more and more at this festival because we're hitting more of an electronic scene, which is really fun and upbeat.

It's pretty much equal between men and women. The largest age group is the early-thirties to mid-thirties range. That's also going to depend on what talent I book, of course. Oh, and I can tell you that the majority of sales come from Los Angeles. The second is San Diego. Then it's pretty much equally spread out from Redlands to Hermosa, to Hill Beach, and all of Orange County. It's dotted all over the place. We're really picking up from Los Angeles to San Diego and everything in between.

WF: Who are your competitors?

SCHWENKER: Probably Lightning in a Bottle, maybe Symbiosis, but that's way up north. Coachella is actually not a competitor because we're in the fall and they're in the spring.

If I could say we have any kind of branding, I would want to be between Burning Man and Coachella. That kind of feel. Sometimes people don't like me to use the word Coachella because it just turns them off. It's so big and commercial. The thing about One Love is that I want to always have a big, fun commercial act, but along with unique little musicians you can find at the Boogaloo stage or the Torch stage, and just have it be more intimate.

Part of the reason I'm doing this fundraise is to really keep a higher profile act to headline the festival and fill it in with unique talent also. If you talk about Burning Man, they won't have big acts there. They have big acts within the electronic music scene. But not big commercial acts.

My goal is to always have someone kind of big and commercial, who's fun and within the vibe, to attract as many people as possible to come into this vibration and just have three days of fun and explore new music and workshops.

WF: What is some talent you'd be interested in getting?

SCHWENKER: Xavier Rudd would be perfect. I think I can afford him. He played the Imagine fest last year down in Costa Rica. I saw him down there. Imagine Dragons would be fun. Maybe Florence and the Machine. Or even the yogis. Sting is a yogi and the same with Pink. I don't know if I could get Pink, but she would be perfect because she's commercial and a yogi. These are options that I'll be exploring this year.

WF: What is it about you that makes you uniquely qualified to run this in a way that other people wouldn't?

SCHWENKER: First of all, I have a background as a very successful event producer. I founded Bhakti Fest, which was the first of its kind ever. I created the name Bhakti Fest, which means Devotion. We booked the best players and yogis in the business. We pulled it together. It was very unique. I left the festival, so I'm not part of that anymore, but I founded that. So, I come from creating something that was very successful, number one.

Number two, the way that I work, I have a vision for One Love, but I also just listen to what the festival wants to be this year or next year. I listen to see who wants to participate and play, and I kind of let it grow organically. Like this year, I'll probably have a dozen or so art cars that want to come, and I'll choose who I think will be the best. Part of the magic is curating the music festival. I feel that I know how to do that really well. And on all levels, from staff to workshops to everybody who participates.

I have a killer staff. I've worked with all of them many years over now, so we know each other and we know what to expect. I know what they'll deliver.

The challenges we take on and the trust we have with each other is incredible. Whether it's my box office manager, my volunteer coordinator, my vendor coordinator, or my camping coordinator, there's a really good trust between all these people. I'm sure when people come to the festival, that's reflected. No one's yelling at anybody. They feel secure. It just sets the tone.

WF: Do you have any full-time employees during the year?

SCHWENKER: No, it's me all throughout the year. I use freelance people to help book or do this or that. Towards the end, as we get closer, people come in. I'm the only full-time person for the whole year.

WF: Do you get a sense that when people go once, they want to go again? Is there an idea of customer value here?

SCHWENKER: There are a lot of repeat customers. I compared ticket sales from two weeks ago with my older list of who bought tickets last year, and there was a huge crossover. We have a lot of repeat business for sure. And I read it all the time, "Wow, I can't wait to come back."

WF: What's been your biggest challenge so far?

SCHWENKER:

Well, quite frankly, the largest challenge has always been financing. I've always been under-financed, doing it on a shoestring. But, yet, pulling off hundreds of thousands of dollars in sales somehow. It's been very stressful, depending on ticket sales, vending, and sponsors to cover my needs, to make intelligent decisions moving forward, even about who I can book. That's really been the most challenging.

The second biggest challenge was securing the right location, which we have covered now, and it is phenomenal.

The third challenge would have been getting a staff that I really can trust and that I know delivers. Now I have all that. That's been challenging, but now I have a great staff and team.

The fourth challenge would be really hitting it on the marketing. Let's say we do this fundraise and have money in the bank. Then, the new challenge would be really nailing it with the best social media. And I already have so many leads out. People who want to throw their hat in the ring, but that will be my next challenge. Just hiring a really, really good social media person.

WF: What's most appealing to you about crowdfunding?

SCHWENKER:

Sometimes investors want to come in and have their own say, and there are other levels of noise that can be challenging, so the biggest advantage with crowdfunding is that I can work on the festival without noise from investors who think they know what they're doing.

The most exciting thing is that crowdfunding opens this up to a lot of people, and they're given the opportunity to invest in something they'll like. I have people I can reach out to who I think will put in some large chunks. We'll see what we find. Investors may come in who really feel that this is going to grow.

WF: If you're worried about anything, looking ahead, what is it?

SCHWENKER:

It's basically the financial challenge. In the past, it's also been some of the physical challenges with the location. But, coming into our third year, we know the location very well. The production side is becoming easier and actually quite enjoyable. At this rate, honestly, it's just financing. If I had some decent financing, I could really have fun making this festival. Last year, I actually really enjoyed the festival. I was so proud of so many moments on the stage. Financing will help tremendously to keep developing this great vibe.

WF: Why would you recommend investing in One Love Fest?

SCHWENKER: This is an opportunity to get in on something that could blow up. If nothing else, it's a lot of fun.

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RISKS

1 Competition of other festivals close to the dates of the One Love festival. Right now the festival is positioned in the fall which is after Burning Man and not on the dates of Utopia.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

One Love Fest is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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